SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: September 15, 1997

                             WORKFORCE SYSTEMS CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                       333-11169                  65-0353816
---------------                 ------------               --------------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification
incorporation)                                             Number)


                           7777 Glades Road, Suite 211
                              Boca Raton, Fl 33434
                              --------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: 561-488-4802

                               1410 SW 8 Street
                           Pompano  Beach,  FL  33069
                           --------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.     OTHER EVENTS.

      On September 3, 1997 Workforce Systems Corp. (the "Company") expanded its Board of Directors through the addition of Messrs. Mark Weisz, C. Lawrence Rutstein and Lester Gann and formed an audit committee consisting of Messrs. Weisz, Rutstein and Bob Hausman, a director and President of the Company. Messrs. Weisz and Rutstein are deemed to be outside directors of the Company.

      MARK WEISZ. Since May 1997 Mr. Weisz has served as Regional Director of Tax for Northern Telecom, Ltd. (NYSE: NT). Prior to assuming that position, from January 1993 until April 1997 Mr. Weisz served as Tax Manager for Coopers & Lybrand, LLP in Miami, Florida. Earlier he served as Senior Tax Associate (January 1990 to December 1992) and Tax Associate (June 1987 to December 1989) for Coopers & Lybrand, LLP in Princeton, New Jersey. From 1986 to 1987 he served in a tax internship with Arthur Young & Company in Metro Park, NY. Mr. Weisz holds a B.S. in Accounting from Rutgers University.

      C. LAWRENCE RUTSTEIN. Since May 1997 Mr. Rutstein as served as Chairman, CEO and President of QPQ Corporation (Nasdaq: QPQQD) which has been in the food services and medical weight loss business. Since 1995 he has also served as President of CapQuest Partners, Inc., a company which has made several investments in emerging software companies. A Harvard Law School graduate, Mr. Rutstein has practiced corporate, banking and securities law in Philadelphia, Pennsylvania. Mr. Rutstein previously served as Chief Counsel to the Pennsylvania Department of Banking from 1971 to 1972, and served as Resident Counsel to a major Philadelphia bank. From 1989 to 1991 he served as Chairman of the Board of Cedar Group, Inc., a Nasdaq listed importer and distributor of fasteners. From 1992 until 1994 he was a General Partner of the Memphis Chicks AA baseball club and during 1995 he was Chairman of the Rittenhouse Group, Inc., a private consulting company. Mr. Rutstein currently serves on the Board of Directors of Boca Raton Capital Corporation (Nasdaq: BRCC) and Packquistion Corp. and Future Graph, Inc., privately-held companies.

      LESTER GANN. Mr. Gann is President and a director of Industrial Fabrication & Repair, Inc. ("IFR"), a subsidiary of the Company. Mr. Gann founded IFR in 1979 and has served as its President and a director continuously since the date of formation. Mr. Gann has 33 years experience in tool and machinery design and power transmission equipment and has received extensive training from various manufacturers and distributors of the foregoing equipment. Mr. Gann is responsible for all day to day operations of the industrial fabrication division of the Company.


      On September 4, 1997 Ella Chesnutt, a director of the Company since June 1994 voluntarily resigned from the Company's Board of Directors to pursue other interests. Robert Hausman, who succeeded Mrs. Chesnutt as President of the Company in June 1997, was elected Chairman of the Board following Mrs. Chesnutt's resignation.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 1997                        By:  /s/ Robert Hausman
                                                    ----------------------------
                                                      Robert Hausman,
                                                      President





















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